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                                                                   Exhibit 10.35

                               [LOGO] OmniOffices

This Revocable License ("Revocable License") made March 18, 1999, in Chicago, IL (City and State) by and between OmniOffices, Inc. (Chicago-Loop) ("Omni") and Viant Corporation ("Client") a (n) corporation (corporation, partnership, individual) whose address is 89 South Street, Boston, MA 02111

Omni and Client agree that Omni hereby grants to Client for and in consideration of the agreements and fees set forth herein, a Revocable License to use the office(s) in common with other Omni clients, as designated from time to time by Omni and a revocable license for the use of certain Office amenities and services located in the Omni Center ("Center") having an address at 10 South Riverside Plaza - 18th Floor, Chicago, IL 60606 in accordance with the terms hereof.

This Revocable License shall be for office number(s) 1841 located in the Center and includes Two (2); furniture packages (one exec desk and credenza). Client shall use the office(s) for the term and subject to the terms of the Lease of the Center ("Center Lease") conditions and covenants hereinafter set forth and all encumbrances, restrictions, zoning laws and governmental or other regulations or statutes affecting the Center. In the event Omni is unable to provide client with use of the office(s) at the start date below , Client may either extend the start date until the office becomes available or as its sole remedy for such failure, Client may cancel and terminate this Revocable License if the use of the office is not available to Client within fifteen (15) days after written notice by Client to Omni, in which case all monies will be refunded to Client

1. TERM OF REVOCABLE LICENSE. The term of this Revocable License shall be for a period of six (6) mos., beginning on the 1st day of April, 1999, and ending on the 30th day of September, 1999 ("Term") unless sooner revoked and terminated by Omni as hereafter provided or as extended as hereafter provided.

Upon any termination of this Revocable License, whether by lapse of time, revocation of license herein granted or otherwise, Client shall immediately cease use of the licensed office(s) and any Omni services. If Client continues to use the office or Omni's services, without the express written permission of Omni, then Client shall pay Omni a sum equal to one hundred fifty percent (150%) of the Basic Fee for each month or portion thereof the Client fails to cease use of the office(s) or services. Furthermore, Client shall continue to pay for any services billed under the Additional Fee. In no way shall Omni's exercise of this clause be interpreted as a grant of permission to Client to continue use of the office(s) or to continue its use of Omni's services.

Client's property shall only be removed Monday - Friday 8:30 A.M.-5:00 P.M. except on public holidays ("Normal Business Hours"), unless Client receives the prior written approval of Omni and Client agrees to pay any expenses incurred by Omni as a result of Omni consenting to Client's removal of property before or after Normal Business Hours.

2. USE OF OFFICE AND SERVICES. The Client is in the business of Internet design, systems development & consulting services; Client or any of its officers, directors, employees, partners, shareholders shall use the office, common areas, amenities, services and facilities of Omni solely for general office use in the conduct of Client's business and shall all abide by the Center Lease and applicable governmental rules, regulations, statutes, and ordinances. If Client shall offer to third parties any of the services that Omni provides to its Clients, including, but not limited to those amenities or services described in Schedules "A" and "B" attached hereto then Client will be in default and since exact damages would be difficult to determine, Client shall pay the sum of $300.00 per week as liquidated damages for each such breach so long as such breach shall continue.

3. BASIC SERVICES FEE. Client agrees to pay $1,350.00 (the "Basic Fee") per month before the first day of each calendar month during the Term and all extensions or renewals. Client shall pay the first month's Basic Fee simultaneously with execution of this Revocable License. The Basic Fee entities the Client to use of the above licensed office twenty-four (24) hours a day and seven (7) days a week and to services listed in Schedule "A". Those services listed in Schedule "A" which are not automated will only be provided during Normal Business Hours. At an additional cost to Client and upon written request, those services that are not automated, may be provided outside Omni's Normal Business Hours.

4. ESCALATION. Omni shall have the right to increase Client's Basic Fee once during a twelve-month period because of an increase in direct costs that Omni incurs during the term. The term "direct costs" as used herein shall refer to any and all expenses that Omni incurs as a result of operating its Center. Such increase to Client shall be effective on the first day of the month following such written notice, of such increase from Omni. Escalation as provided in
Section 4 of the Revocable License shall be waived for the first term of the Revocable License, April 1, 1999 to Sep. 30, 1999.

5. ADDITIONAL SERVICES. Omni agrees to provide Client with certain additional services as described on Schedule "B". during Normal Business Hours. Such services shall be provided on a first come first serve basis. At an additional cost to Client and upon written request, Omni may provide certain additional services outside Omni's Normal Business Hours. Charges for these additional services shall be billed in addition

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to the Basic Fee ("Additional Fee"). Client shall pay all such charges by the fifth of the month. Omni shall perform schedule "B" services at a rate, which is then prevailing throughout Omni. Rates are subject to adjustment, upon fifteen
(15) days written notice to Client. Any time the charges incurred by Client for services under schedule "B" exceed the Client Services Retainer below, Omni shall not be obligated to provide any further services under schedule "A" or "B" of this Agreement until the total charges due to Omni are reduced below the Client Services Retainer or the Client Services Retainer is increased to an amount satisfactory to Omni.

6. LIABILITY FOR SERVICES. Client acknowledges and agrees that the services provided by Omni or Omni's landlord are without any warranty of any kind or character and are subject to human, electrical and mechanical error or other failure, which may result in the delay, omission or discontinuance of services. Client further acknowledges that Omni shall only be responsible for such claims or damages, that are a direct result of Omni's failure to repair items within Omni's control if Omni is given five (5) day written notice of such repairs. Client's sole remedy, and Omni's sole obligation for any failure to render any services, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such services for the period during which the failure, delay or interruption continues. Services shall include Client's licensed office, use of the Omni Center and Omni's services. Notwithstanding anything in this Revocable License to the contrary, there shall be no such billing adjustment if Client is in default hereunder. WITH THE SOLE EXCEPTION OF THE REMEDY SET FORTH IN THIS PARAGRAPH, CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME.

7. CLIENT SERVICES RETAINER. Upon execution of this Revocable License, Client shall pay Omni a Client Services Retainer of $2,700.00 which is two times Client's Basic Fee ("Retainer"). The Retainer will not be kept separate and apart from other funds. If Client defaults under this Revocable License, Omni may, cumulative to all other remedies found at law or in equity, apply or retain all or any part of the Retainer to cure such default or to reimburse Omni for any damages, losses, claims or expenses Omni may have incurred by reason of the default. Any outstanding Retainer after Omni cures or is reimbursed for Client's default may be retained by Omni as an administrative fee. If the Retainer does not completely cure or reimburse Omni, Client upon demand shall pay to Omni all amounts incurred by Omni by reason of default by Client. If at the end of the Term, Client shall not be in default under this Revocable License, the Retainer, or any balance thereof, shall be returned to the entity that executed this Revocable License without interest, within thirty (30) days of Client vacating the Office(s), provided Client has left the Office(s) in an acceptable condition (following a personal inspection by Omni), surrendered all keys and paid all fees including a cleaning fee. The Retainer is not to be considered nor used as the last payment of the Basic Fee or Additional Fee under this Revocable License or any extension thereof.

8. DEFAULT. Client shall be deemed to be in default under this Revocable License if Client fails to comply with any of the terms and provisions of this Revocable License within five (5) days after notice from Omni.

      If Client is in default as described herein above, Omni shall have the option to pursue any of the following remedies, without any additional notice or demand and without limitation to Omni in the exercise of any other remedy at law, in equity or below:

      (a) Omni may terminate or revoke this Revocable License for use of the Omni office, and any other services provided by Omni. Client will either immediately surrender possession or Omni may enter and take possession of the Office(s) and remove all persons and property therefrom, as well as disconnect any telephone lines, modem lines, or voice mails installed for the benefit of Client and cease acceptance of client's mail, without being liable for prosecution or any claim of damages and without being deemed to have committed any manner of trespass or breach of this Revocable License. Omni shall not be liable for and is hereby released from all liability with respect to the removal of such persons, personal property or damage thereto or theft thereof.

      (b) Omni may elect concurrently or alternately to accelerate all of Client's obligations hereunder including the amounts owed under the Basic Fee and Additional Fee for the remainder of the Term.

      (c) Omni may re-license the office(s) or any part thereof, for all or any part of the remainder of said Term, to a party satisfactory to Omni, at a Basic Fee, as Omni may, with reasonable diligence, be able to secure. Should Omni be unable to re-license after reasonable effort to do so, or should the Basic Fee be less than the Basic Fee, Client was obligated to pay under this Revocable License or any renewal thereof, plus the expenses of finding a replacement, Client shall pay the amount of such deficiency immediately in one lump sum to Omni upon demand.

      (d) Omni may maintain Client's right to use in which case this Revocable License shall continue in effect whether or not Client has abandoned the Office(s). In such event Omni shall be entitled to enforce all of its rights and remedies under this Revocable License, including the right to recover the Basic Fee as it becomes due hereunder. Unpaid installments of the Basic Fee, Additional Fee and other monetary obligations of Client under the terms of this Agreement shall bear interest from the date due at the lesser of (1) 18% or (ii) the maximum rate then allowable by law. Client agrees to pay reasonable attorneys fees and other disbursements incurred by Omni because of a default by Client under this Agreement or in enforcing any of Client's obligations under this Revocable License.

      Omni shall not be in default unless Omni fails to perform a required obligation within thirty (30) days after written notice by Client to Omni. However, if the nature of Omni's obligation is such that more than thirty (30) days are required for performance then Omni shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

      In the event Omni terminates this Revocable License by reason of default by Client; Omni shall use its reasonable efforts to mitigate any and all damages.

9. INDEMNITY. As part of the consideration hereunder, Client and Omni expressly indemnify and hold each other harmless from any and all claims, demands, losses, expenses, injury to either person or property, and any other damage or loss, including reasonable attorney's fees, which either Client or Omni may incur as a result of a breach or arising from any negligent act of the other party to this Revocable License except to the extent that such claims or damages are the direct result of either parties' gross negligence or willful misconduct. In no event shall Client or Omni be liable for the conduct of any other client, occupant, licensee or invitee of the Center, and such conduct shall not give Client or Omni the right to terminate this Revocable License. All personal property of Client located from time to time at the Facility or any off-site

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storage facility shall be at the sole risk of Client. Omni shall not be considered a bailor for any such personal property. Omni shall not be liable for and is hereby released from all liability with respect to damage thereto or theft thereof to the full extent allowed by law. The parties hereby agree that the foregoing provisions of this section have been made in contemplation that all such risk of loss shall be borne by Client's insurers pursuant to the Insurance section below.

10. INSURANCE. Client and Omni acknowledge that they shall each be responsible for maintaining such insurance as each deems necessary to protect against risk of injury or damage to person or property, including Client's property. Any fire and extended risk casualty insurance that Client maintains shall include a waiver of subrogation in favor of Omni and the owner of the Center and any fire and extended risk insurance carried on the Center by Omni shall likewise contain a waiver of subrogation in favor of Client. In the event the Facility is damaged, destroyed or taken by eminent domain or acquired by private purchase in lieu of eminent domain so as to render the Center fully untenantable and unrestorable in Omni's judgment, then within forty-five (45) days thereafter by written notice to the other party, either party shall be able to terminate this Agreement, but otherwise it shall remain in full force and effect.

11. RESTRICTION ON EMPLOYMENT OF OMNI EMPLOYEES. Client agrees that during the term of this Agreement including an renewals and within one (1) year of termination of this Agreement, neither Client nor any of its principals, employees, or affiliates, will hire directly or as an independent contractor, any person who is at that time, or was during the term of this Agreement, an employee of Omni. In the event of a breach of any obligation of Client contained in this paragraph, Client shall be liable to Omni for, and shall pay Omni upon demand, liquidated damages of a sum equal to forty percent (40%) of the annual salary last payable by Omni to such employee or eight thousand dollars ($8,000.00) for each employee with respect to whom such breach shall occur, it being mutually agreed that the actual damage that would be sustained by Omni as the result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable.

12. ASSIGNMENT AND TRANSFER. Client shall not assign or transfer this Revocable License or any part without Omni's prior written consent. Omni shall consent to an assignment or transfer of this Revocable License by Client to any current parent, subsidiary or affiliate of Client, provided that Client supplies Omni with all relevant information concerning the transferee or assignee thirty (30) days prior to such transfer or assignment occurring. Upon a transfer or assignment, Client shall not be relieved of any of its obligations under this Revocable License. Omni shall be allowed to assign or transfer this Revocable License to any parent, subsidiary or affiliate of Omni.

13. NOTICES. All notices required by this Agreement shall be in writing and shall be deemed to be duly given when hand-delivered to the Omni Manager or Client and properly addressed to the other party at the addresses given below and mailed by certified mail return receipt requested in a postage-paid envelope, or by an expedited mail service that provides proof of delivery. If such mail is delivered or properly addressed and mailed, it shall be deemed notice for all purposes, even if undelivered.

OmniOffices, Inc.
Suite 500 East
1117 Perimeter Center West
Atlanta, GA 30338
Attn: Legal Department

Client:(other than facility address)
      Viant Corporation
      89 South Street
      Boston, MA 02111

14. NO LEASE OR ANY OTHER INTEREST IN REAL PROPERTY. This revocable license merely grants Client the use of office(s), as well as other Omni facilities and services for the specific purposes set forth herein. Client acknowledges and agrees that no easement, usufruct, lease or other estate or interest in real or personal property is granted or otherwise created by this Revocable License and that this Revocable License simply creates a Revocable License in accordance with the terms and conditions stated herein. This Revocable License shall not be deemed to create or give rise to a landlord and tenant relationship or partnership relationship between Omni and Client.

15. SUBORDINATION. The parties acknowledge and agree that this Revocable License is subject and subordinate to the Center Lease (available for review upon Client's request) governing the Center under which Omni is bound as a tenant and any and all future leases of the Center or mortgages, deeds to secure debt or other instruments encumbering the Center. Omni covenants and warrants that Client will not be in violation of the Center Lease, if Client does not violate the terms and conditions of this Revocable License. Client shall not conduct its business nor occupy the Omni facility in such a manner as shall cause Omni to be in default under the terms and conditions of the Center Lease. Client shall indemnify and hold Omni harmless from and against any claim or liability under the Center Lease arising from Client's breach of the Center Lease or this Revocable License. This Revocable License shall terminate and be of no further force or effect upon termination or expiration of the Center Lease.

16. WAIVER OF BREACH. Omni's failure to insist upon the strict performance of any term or condition of this Revocable License or to exercise any right or remedy available on a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of any such breach or any such term or condition. All waivers must be in writing and signed by the waiving party. Furthermore, no waiver of any breach shall affect or alter any term or condition in this Agreement, and each term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

17. AMERICAN WITH DISABILITIES ACT. Client shall, at its own cost and expense, comply with the Americans with Disabilities Act of 1990, as now or hereafter amended, and the rules and regulations from time to time promulgated thereunder (hereinafter collectively referred to as the "Act") as such Act relates to the design and placement of Clients furniture and personal property and the needs of Client's employees. Client shall have no responsibility for the compliance of the Facility, the improvements therein or the Building with the Act. Client hereby agrees to defend, indemnify and hold Omni harmless from and against any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including attorney's and consultant's fees), liabilities and losses resulting from Client's failure to comply with the Act.

18. MISCELLANEOUS.

A. The rules and regulations attached to this instrument are made an integral part of this Revocable License, Client, its employees and agents will perform and abide by the rules and regulations and any reasonable and non-discriminatory amendments or additions to said rules, which Omni may make, so long as such rules and regulations are non-discriminatorily enforced.

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B.    In the event any dispute arises between Omni and Client concerning this
      Revocable License and the rights and obligations hereunder Omni shall have the option, but not the obligation, of submitting the matter to arbitration on an expedited basis, pursuant to the procedure established by the American Arbitration Association in the metropolitan area in which the Facility is located. The decision of the arbitrator shall be binding on the parties. The non-prevailing party as determined by the arbitrator shall pay the prevailing parties attorney's fees and costs of the arbitration. Furthermore, if a court decision prevents or Omni elects not to submit this matter to arbitration, then the non-prevailing party as determined by the court shall pay the prevailing parties reasonable attorney's fees and costs.

C. This Revocable License embodies the entire agreement between the parties relative to its subject matter, and shall not be modified, changed or altered in any respect except in writing signed by the parties.

D. Time is of the essence as to the performance of all covenants, terms and provisions of this Revocable License by Omni and Client. This Revocable License shall be construed and enforced in accordance with the law of the state where the Facility is located.

F. Omni and Client warrant and represent that the party executing this Revocable License has (have) complete and full authority to execute this Agreement on behalf of Omni or Client.

G. In the event that any part of this Revocable License shall be held to be unenforceable or invalid, the remaining parts of this Revocable License shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof.

H. This Revocable License may be executed in two or more counter parts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

I. Omni hereby agrees that during the Term of this Revocable License and upon the execution of a relocation addendum, Client may relocate their licensed office to any other Omni Facility selected by Client based on availability and if Client has never occupied space with Omni at that location. Furthermore, Omni will have the right to relocate a Client to another office within the same Omni facility provided that there is no increase in Client's Basic Fee and such other office is substantially similar in area and configuration.

J. Client will use only telecommunications systems and services as provided by Omni. Client will pay Omni a monthly equipment rental fee for the use of each telephone instrument and voice line. In the event Omni discontinues the offering of long distance service, Client will provide its own long distance service through a locally accessed long distance carrier.

K. In the event Client desires the use of a Training room and/or catering; Client shall execute a Reservation Addendum. Upon execution said Addendum shall become a part of this Agreement.

L. All parties executing this Revocable License as a partnership, or co-signing individuals shall be jointly and severally liable for all obligations of Client.

      IN WITNESS WHEREOF, Omni and Client have executed this Agreement as of the date first written above.

OMNIOFFICES, Inc.


By:
       -----------------------------------

Title: Corporate Counsel

If a corporation:
Client: Viant Corporation


By:    /s/ Michael J. Tubridj
       -----------------------------------

     Type individuals name in here
       Michael J. Tubridj
Title: Vice President
       -----------------------------------

Date:  5/17/99
       -----------------------------------

If an individual or partnership:
Client:

By:
       -----------------------------------

     Type individuals name in here

Date:
       -----------------------------------

By:
       -----------------------------------

     Type individuals name in here

Date:
       -----------------------------------

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SCHEDULE "A"

Furnished Private Office

Furnished Reception Room

Professional Receptionist to Announce Client's Visitors & Maintain Client's Itinerary

Prestigious Business Address

Mail and Package Receipt

Office Manager

Reasonable Conference Room Usage (for 3 or more people) with VCR and Audio-Visual Equipment and, CD panel subject to prior scheduling and use by other Lessees

Corporate Identity on Lobby Directory*

Reasonable Courtesy Use of Other OmniOffices Centers

Utilities and Maintenance

Janitorial Service

Limited Storage Facilities

Upon Request:
Calculator and Transcription Equipment

SCHEDULE "B"

Personal Administrative Support Service

Reproduction Center

OMNINET

Office Assistant

Messenger Service

Telephone Equipment and Set Up

Local and Long Distance Telephone

Facsimile Transmission and Report

Additional Voice Mail Boxes (one voice mailbox is included with each phone line)

Communication Software and Hardware Changes

Enhanced Communication Services

Video Conferencing*

Internet Access*

OMNINET

Outgoing Mail & Express Delivery Service

Package Handling/Boxing and Wrapping

Training Facilities*

Training/Conference Room Amenities*

Specialized Equipment

Additional Furniture

Purchasing Services-Printing & Office Supplies

Binding Services

Travel, Entertainment & Catering Arrangements

Coffee Service

Translation Service

*Available at Most OmniOffices Centers

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                                   ADDENDUM A

This Addendum dated this March 18, 1999 shall be attached to and become a part of that certain Revocable License for Office Space dated March 18, 1999 by and between Chicago-Loop ("Omni"), and Viant Corporation (the "Client").

In consideration of the execution of this Revocable License by Client and provided that Client is not in default hereunder and under any other Revocable License with Omni, or any parent, subsidiary or affiliate corporation of Omni, Omni agrees to:

1. WAIVER OF A PORTION OF THE CLIENT SERVICES RETAINER. Omni agrees to waive $1,350.00 of the Client Services Retainer; however, at any time during the term or any renewal of the Revocable License, that any payment due under this Revocable License is not received by Omni in its office within five
      (5) of the due date as outlined in section 3 and 6 of the Revocable License, $1,350.00 will become immediately due without any additional notice or demand.

2. REBATE. Provided that client is not in Default hereunder or under any other agreement with Omni, or any parent, subsidiary or affiliate corporation of Omni, Omni will rebate a total of $810.00 to Client otherwise due hereunder in monthly installments of $135.00 on office number 1841 for the first term of this Revocable License April 1. 1999 to September 30, 1999. If Client should breach this Revocable License then the rebated amount shall be repaid to Omni without any additional notice or demand.

3. RIGHT OF 1ST REFUSAL. Omni hereby grants Client a right of first refusal on office numbers 1843, 1844, 1845, 1848 & 1849 during this term April 1, 1999 to September 30, 1999 of this Revocable License. Such right of first refusal shall be subject to and following all previous rights of first refusal to be determined by the dates of other contracts and/or letters of Revocable License. Offices that become available through requests of current tenants to sub-license their current office space shall not be considered available for purposes of rights of first refusal.

4. It is agreed that during the term of this Agreement, April 1, 1999 through September 30, 1999, this Agreement may be cancelled by Lessee or Lessor on or after June 1, 1999, with sixty (60) days prior written notice if Lessee is occupying two or less offices. Notice must be given in accordance with
      Section 10 of the Agreement on the first day of any month of the term. This termination option may be exercised on an individual office basis.

5. Lessee shall have the option to renew this Agreement for Office Space 1841 at the current discounted rate for one (1) additional consecutive term April 1, 1999 to September 30, 1999 (Six (6) Months) upon providing Lessor with written notice (60) days (or 90 days if they have three or more offices) prior to the Termination Date, and delivered in accordance with the all terms and conditions contained in Paragraph 10 of this Agreement..

All other terms and conditions of the above referenced Revocable License remain in effect.

IN WITNESS WHEREOF, Omni and Client have caused these presents to be duly executed as of the date first written above.

ACCEPTED BY OMNI:                         ACCEPTED BY CLIENT:

OmniOffices, Inc. (Chicago-Loop)          Viant Corporation


By:                                       By: /s/ Michael J. Tubridj
-----------------------------------       -----------------------------------

Date:                                     Date: 5/17/99
-----------------------------------       -----------------------------------

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                             RULES AND REGULATIONS

      (1) Client will conduct themselves in a businesslike manner; proper attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other Clients.

      (2) Client will not affix anything to the walls of the Premises without the prior written consent of Omni.

      (3) Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

      (4) Clients using public areas may only do so with the consent of Omni, and those areas must be kept neat and attractive at all times.

      (5) All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.

      (6) No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors or public areas.

      (7) Client shall not, without Omni's consent, store or operate any computer (except a desk top computer) or any other large business machines, reproduction equipment, heating equipment, stove, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into said Premises or Center. No offensive gases odors or liquids will be permitted.

      (8) If Client requires any special installation or wiring for electrical use, telephone equipment, small business machines, or otherwise, such wiring shall be done at Client's expense by personnel designated by Omni. The electrical current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Omni at an agreed cost to Client. Omni reserves the right to limit the number and type of lines Client can install in Client's premises.

      (9) Omni and its agents shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations or additions which it shall deem necessary for the preservation, safety or improvements of said Premises, without in any way being deemed or held to have committed an eviction of or trespass against Client.

      (10) Client shall give Omni immediate access to the Premises to show said Premises on Client or Omni giving notice of intent to vacate in accordance with the provisions of the Revocable License. The Client shall in no way hinder Omni from showing said Premises. In addition, Omni may enter the Premises to show same at any time within sixty (60) days prior to the end of the term.

      (11) Client may not conduct business in the hallways or corridors or any other areas except in its designated offices without written consent of Omni.

      (12) Client will bring no animals other than seeing-eye dogs in the company of blind persons into the Premises or Center.

      (13) Client shall not remove furniture, fixtures or decorative material from offices without written consent of Omni.

      (14) Omni reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Center.

      (15) Client shall not smoke or drink alcohol in any area of the Center and Client shall not use the premises for lodging, sleeping, or for any immoral or illegal purpose.

      (16) Client shall not allow more than three (3) visitors in the reception lobby of the Premises at any one time, except in the event of meetings or conferences previously scheduled in a conference and/or training room at the Center.

      (17) Client shall cooperate and be courteous with all other occupants of the Center and Omni's staff and personnel.

      (18) Omni shall have no responsibility to Client for the violation or non-performance by any other Client of Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations.

                                                       Initials [MJT]      [   ]